Exhibit 4.1

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                                   INDENTURE

                                    between


                            ANTHRACITE CAPITAL, INC.



                                      and



                            WILMINGTON TRUST COMPANY

                                   as Trustee


                             _______________________


                            Dated as of May 29, 2007


                             _______________________


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                                  Table of Contents

  Clause      Subject Matter                                                       Page


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ARTICLE I.    Definitions and Other Provisions of General Application..............- 1 -

         SECTION 1.1    Definitions................................................- 1 -

         SECTION 1.2    Compliance Certificate and Opinions........................- 9 -

         SECTION 1.3    Forms of Documents Delivered to Trustee....................- 9 -

         SECTION 1.4    Acts of Holders...........................................- 10 -

         SECTION 1.5    Notices, Etc. to Trustee and Company......................- 12 -

         SECTION 1.6    Notice to Holders; Waiver.................................- 12 -

         SECTION 1.7    Effect of Headings and Table of Contents..................- 13 -

         SECTION 1.8    Successors and Assigns....................................- 13 -

         SECTION 1.9    Severability Clause.......................................- 13 -

         SECTION 1.10   Benefits of Indenture.....................................- 13 -

         SECTION 1.11   Governing Law.............................................- 13 -

         SECTION 1.12   Submission to Jurisdiction................................- 13 -

         SECTION 1.13   Non-Business Days.........................................- 14 -

ARTICLE II.   Security Forms......................................................- 14 -

         SECTION 2.1    Form of Security..........................................- 14 -

         SECTION 2.2    Restricted Legend.........................................- 15 -

         SECTION 2.3    Form of Trustee's Certificate of Authentication...........- 17 -

         SECTION 2.4    Temporary Securities......................................- 17 -

         SECTION 2.5    Definitive Securities.....................................- 18 -

ARTICLE III.  The Securities......................................................- 18 -

         SECTION 3.1    Payment of Principal and Interest.........................- 18 -

         SECTION 3.2    Denominations.............................................- 20 -

         SECTION 3.3    Execution, Authentication, Delivery and Dating............- 20 -

         SECTION 3.4    Global Securities.........................................- 21 -

         SECTION 3.5    Registration, Transfer and Exchange Generally.............- 23 -

         SECTION 3.6    Mutilated, Destroyed, Lost and Stolen Securities..........- 24 -

         SECTION 3.7    Persons Deemed Owners.....................................- 25 -

         SECTION 3.8    Cancellation..............................................- 25 -

         SECTION 3.9    Agreed Tax Treatment......................................- 25 -

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                                  (continued)

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         SECTION 3.10   CUSIP Numbers.............................................- 25 -

ARTICLE IV.   Satisfaction and Discharge..........................................- 26 -

         SECTION 4.1    Satisfaction and Discharge of Indenture...................- 26 -

         SECTION 4.2    Application of Trust Money................................- 27 -

ARTICLE V.    Remedies............................................................- 27 -

         SECTION 5.1    Events of Default.........................................- 27 -

         SECTION 5.2    Acceleration of Maturity; Rescission and Annulment........- 28 -

         SECTION 5.3    Collection of Indebtedness and Suits for
                          Enforcement by Trustee..................................- 29 -

         SECTION 5.4    Trustee May File Proofs of Claim..........................- 29 -

         SECTION 5.5    Trustee May Enforce Claim Without Possession
                          of Securities...........................................- 30 -

         SECTION 5.6    Limitation on Suits.......................................- 30 -

         SECTION 5.7    Application of Money Collected............................- 31 -

         SECTION 5.8    Unconditional Right of Holders to Receive
                          Principal, Premium, if any, and Interest................- 31 -

         SECTION 5.9    Restoration of Rights and Remedies........................- 31 -

         SECTION 5.10   Rights and Remedies Cumulative............................- 31 -

         SECTION 5.11   Delay or Omission Not Waiver..............................- 32 -

         SECTION 5.12   Control by Holders........................................- 32 -

         SECTION 5.13   Waiver of Past Defaults...................................- 32 -

         SECTION 5.14   Undertaking for Costs.....................................- 33 -

         SECTION 5.15   Waiver of Usury, Stay or Extension Laws...................- 33 -

         SECTION 5.16   Repurchase at the Option of Holders upon
                          Change of Control.......................................- 33 -

ARTICLE VI.   The Trustee.........................................................- 35 -

         SECTION 6.1    Corporate Trustee Required................................- 35 -

         SECTION 6.2    Certain Duties and Responsibilities.......................- 36 -

         SECTION 6.3    Notice of Defaults........................................- 37 -

         SECTION 6.4    Certain Rights of Trustee.................................- 37 -

         SECTION 6.5    May Hold Securities.......................................- 39 -

         SECTION 6.6    Compensation; Reimbursement; Indemnity....................- 39 -

         SECTION 6.7    Resignation and Removal; Appointment of Successor.........- 40 -

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                                  (continued)


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         SECTION 6.8    Acceptance of Appointment by Successor....................- 41 -

         SECTION 6.9    Merger, Conversion, Consolidation or Succession
                          to Business.............................................- 41 -

         SECTION 6.10   Not Responsible for Recitals or Issuance
                          of Securities...........................................- 42 -

         SECTION 6.11   Appointment of Authenticating Agent.......................- 42 -

ARTICLE VII.  Holder's Lists and Reports By Trustee and Company...................- 43 -

         SECTION 7.1    Company to Furnish Trustee Names and Addresses
                         of Holders...............................................- 43 -

         SECTION 7.2    Preservation of Information; Communications
                          to Holders..............................................- 44 -

         SECTION 7.3    Reports by the Company....................................- 44 -

ARTICLE VIII. Consolidation, Merger, Conveyance, Transfer or Lease................- 45 -

         SECTION 8.1    Company May Consolidate, Etc., Only on Certain
                          Terms...................................................- 45 -

         SECTION 8.2    Successor Company Substituted.............................- 45 -

ARTICLE IX.   Supplemental Indentures.............................................- 46 -

         SECTION 9.1    Supplemental Indentures without Consent of Holders........- 46 -

         SECTION 9.2    Supplemental Indentures with Consent of Holders...........- 47 -

         SECTION 9.3    Execution of Supplemental Indentures......................- 47 -

         SECTION 9.4    Effect of Supplemental Indentures.........................- 48 -

         SECTION 9.5    Reference in Securities to Supplemental Indentures........- 48 -

ARTICLE X.    Covenants...........................................................- 48 -

         SECTION 10.1   Payment of Principal, Premium, if any, and Interest.......- 48 -

         SECTION 10.2   Money for Security Payments to be Held in Trust...........- 48 -

         SECTION 10.3   Statement as to Compliance................................- 49 -

         SECTION 10.4   Calculation Agent.........................................- 50 -

         SECTION 10.5   [Reserved]................................................- 50 -

         SECTION 10.6   Additional Covenants......................................- 50 -

         SECTION 10.7   Waiver of Covenants.......................................- 51 -

         SECTION 10.8   Treatment of Securities...................................- 52 -

ARTICLE XI.   Redemption of Securities............................................- 52 -

         SECTION 11.1   Optional Redemption.......................................- 52 -

         SECTION 11.2   Special Event Redemption..................................- 52 -

         SECTION 11.3   Election to Redeem; Notice to Trustee.....................- 52 -
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         SECTION 11.4   Selection of Securities to be Redeemed....................- 53 -

         SECTION 11.5   Notice of Redemption......................................- 53 -

         SECTION 11.6   Deposit of Redemption Price...............................- 54 -

         SECTION 11.7   Payment of Securities Called for Redemption...............- 54 -


SCHEDULES AND EXHIBITS

Schedule A   -    Determination of LIBOR

Exhibit A    -    Form of Officer's Financial Certificate

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                                     -iv-
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         INDENTURE, dated as of May 29, 2007, between Anthracite Capital, Inc., a Maryland corporation (the "Company"), and Wilmington Trust Company, a
Delaware banking corporation, as Trustee (in such capacity, the "Trustee").

                            RECITALS OF THE COMPANY

         Whereas, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its unsecured senior notes (the "Securities") and to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered; and

         Whereas, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         Now, Therefore, This Indenture Witnesseth:

         For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE I.

            Definitions and Other Provisions of General Application

         SECTION 1.1 Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article I have the meanings assigned to them in this Article I;

                  (b) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation;"

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                  (d) unless the context otherwise requires, any reference to an "Article," a "Section," a "Schedule" or an "Exhibit" refers to an Article, a Section, a Schedule or an Exhibit, as the case may be, of this Indenture;

                  (e) the words "hereby," "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                  (f) a reference to the singular includes the plural and vice versa; and

                  (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

         "Act" when used with respect to any Holder, has the meaning specified in Section 1.4.

         "Additional Interest" means the interest, if any, that shall accrue on any amounts payable on the Securities, the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in such Security, in each case to the extent legally enforceable.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing; ; provided, that, with respect to the Company or any of its subsidiaries, no Person shall be deemed an Affiliate of the Company or any of its subsidiaries due to such Person's having a BlackRock entity as such Person's manager.

         "Applicable Depositary Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 6.11 to act on behalf of the Trustee to authenticate the Securities.

         "Board of Directors" means the board of directors of the Company or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

         "Business Day" means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office of the Trustee is closed for business.

         "Calculation Agent" has the meaning specified in Section 10.4.

         "Change of Control" is defined in Section 5.16.

         "Change of Control Offer" is defined in Section 5.16.

         "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986 or any successor statute thereto, in each case as amended from time to time.

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         "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, "Company" shall mean such successor corporation.

         "Company Request" and "Company Order" mean, respectively, the written request or order signed in the name of the Company by its Chairman of the Board of Directors, Chief Executive Officer, President, Chief Financial Officer or a Vice President, and delivered to the Trustee.

         "Consolidated Capitalization" shall mean the sum of stockholders' equity and total indebtedness as shown on the consolidated balance sheet of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable.

         "Consolidated Indebtedness" shall mean total indebtedness as shown on the consolidated balance sheet of the Company and its subsidiaries included in the Company's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as applicable.

         "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of this Indenture is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attn:
Corporate Trust Administration - Anthracite Capital, Inc.

         "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person, whether currently existing or hereafter incurred and whether or not contingent and without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person, whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).

         "Debt-to-Total Capitalization Ratio" shall mean the ratio of Consolidated Indebtedness to Consolidated Capitalization.

         "Defaulted Interest" has the meaning specified in Section 3.1(c).

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         "Depositary" means an organization registered as a clearing agency under the Exchange Act that is designated as Depositary by the Company or any successor thereto. DTC will be the initial Depositary.

         "Depositary Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Depositary effects book-entry transfers and pledges of securities deposited with the Depositary.

         "Dollar" or "$" means the currency of the United States of America that, as at the time of payment, is legal tender for the payment of public and private debts.

         "DTC" means The Depository Trust Company, a New York corporation, or any successor thereto.

         "Equity Interests" means (a) the partnership interests (general or limited) in a partnership, (b) the membership interests in a limited liability company and (c) the shares or stock interests (both common stock and preferred stock) in a corporation.

         "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor statute thereto, in each case as amended from time to time.

         "Event of Default" has the meaning specified in Section 5.1.

         "Exchange Act" means the Securities Exchange Act of 1934 or any statute successor thereto, in each case as amended from time to time.

         "Expiration Date" has the meaning specified in Section 1.4(h).

         "GAAP" means United States generally accepted accounting principles, consistently applied, from time to time in effect.

         "Global Security" means a Security that evidences all or part of the Securities, the ownership and transfers of which shall be made through book entries by a Depositary.

         "Government Obligation" means (a) any security that is (i) a direct obligation of the United States of America of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (b) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Obligation that is specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Obligation that is so specified and held, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

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         "Holder" means a Person in whose name a Security is registered in the
Securities Register.

         "Indenture" means this instrument as originally executed or as it may from time to time be amended or supplemented by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Intangible Assets" shall mean the excess of the cost over book value of assets acquired, patents, trademarks, trade names, copyrights, franchises and other intangible assets (excluding in any event the value of any residual securities).

         "Interest Payment Date" means July 30, October 30, January 30 and April 30 of each year, commencing on July 30, 2007, during the term of this Indenture.

         "Investment Company Act" means the Investment Company Act of 1940 or any successor statute thereto, in each case as amended from time to time.

         "Investment Company Event" means the receipt by the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation (including any announced prospective change) or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Company is or, within ninety (90) days of the date of such opinion will be, considered an "investment company" that is required to be registered under the Investment Company Act, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Securities.

         "LIBOR" has the meaning specified in Schedule A.

         "LIBOR Business Day" has the meaning specified in Schedule A.

         "LIBOR Determination Date" has the meaning specified in Schedule A.

         "Maturity," when used with respect to any Security, means the date on which the principal of such Security or any installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, pursuant to Section 5.16, call for redemption or otherwise.

         "Notice of Default" means a written notice of the kind specified in
Section 5.1(c).

         "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company and delivered to the Trustee.

         "Operative Documents" means the Indenture, the Purchase Agreement and the Securities.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for or an employee of the Company or any Affiliate of the Company.

         "Optional Redemption Price" has the meaning set forth in Section 11.1.

         "Original Issue Date" means the date of original issuance of each Security.

         "Outstanding" means, when used in reference to any Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                  (iii) Securities that have been paid or in substitution for or in lieu of which other Securities have been authenticated and delivered pursuant to the provisions of this Indenture, unless proof satisfactory to the Trustee is presented that any such Securities are held by Holders in whose hands such Securities are valid, binding and legal obligations of the Company;

         provided, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding unless the Company shall hold all outstanding Securities, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

         "Paying Agent" means the Trustee or any Person authorized by the Company to pay the principal of or any premium, if any, or interest on, or other amounts in respect of, any Securities on behalf of the Company.

         "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity of whatever nature.

         "Place of Payment" means, with respect to the Securities, the Corporate Trust Office of the Trustee.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security. For the purposes of this definition, any security authenticated and delivered under Section 3.6 in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "Proceeding" has the meaning specified in Section 12.2(b).

         "Purchase Agreement" means the Purchase Agreement executed and delivered contemporaneously with this Indenture by the Company and the purchaser named therein, as the same may be amended from time to time.

         "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" means, when used with respect to any Security to be redeemed, in whole or in part, the Special Redemption Price or the Optional Redemption Price, as applicable, at which such Security or portion thereof is to be redeemed as fixed by or pursuant to this Indenture.

         "Reference Banks" has the meaning specified in Schedule A.

         "Regular Record Date" for the interest payable on any Interest Payment Date with respect to the Securities means the date that is fifteen (15) days preceding such Interest Payment Date (whether or not a Business Day).

         "Responsible Officer" means, when used with respect to the Trustee, the officer in the Corporate Trust Administration department of the Trustee having direct responsibility for the administration of this Indenture.

         "Rights Plan" means a plan of the Company providing for the issuance by the Company to all holders of its Common Stock of rights entitling the holders thereof to subscribe for or purchase shares or units of Equity Interests in the Company which rights (i) are deemed to be transferred with such shares of such Equity Interests and (ii) are also issued in respect of future issuances of such Equity Interests, in each case until the occurrence of a specified event or events.

         "Securities" or "Security" means any debt securities or debt security, as the case may be, authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933 or any successor statute thereto, in each case as amended from time to time.

         "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 3.5(a).

         "Special Event" means the occurrence of an Investment Company Event or a Tax Event.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.1(c).

         "Special Redemption Price" has the meaning set forth in Section 11.2.

         "Stated Maturity" means July 30, 2017.

         "Subsidiary" means a Person more than fifty percent (50%) of the outstanding voting stock or other voting interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For purposes of this definition, "voting stock" means stock that ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

         "Tangible Net Worth" shall mean, as of a particular date, (i) all amounts that would be included under stockholders' equity on the consolidated balance sheet of the Company and its subsidiaries at such date, determined in accordance with GAAP, less (ii) the sum of (A) amounts owing to the Company and its consolidated Subsidiaries from Affiliates and (B) Intangible Assets of Company and its consolidated Subsidiaries.

         "Tax Event" means the receipt by the Company of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein or (b) any judicial decision or any official administrative pronouncement (including any private letter ruling, technical advice memorandum or field service advice) or regulatory procedure, including any notice or announcement of intent to adopt any such pronouncement or procedure (an "Administrative Action"), regardless of whether such judicial decision or Administrative Action is issued to or in connection with a proceeding involving the Company and whether or not subject to review or appeal, which amendment, change, judicial decision or Administrative Action is enacted, promulgated or announced, in each case, on or after the date of issuance of the Securities, there is more than an insubstantial risk that interest payable by the Company on the Securities is not, or within ninety (90) days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, solely in its capacity as such and not in its individual capacity, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Trustee" shall mean or include each Person who is then a Trustee hereunder.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended and as in effect on the date of this Indenture.

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

         SECTION 1.2 Compliance Certificate and Opinions.

         (a) Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers' Certificate stating that all conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent (including covenants compliance with which constitutes a condition precedent), if any, have been complied with; provided, that, in the case of any application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished

         (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate provided pursuant to Section 10.3) shall include:

                  (i) a statement by each individual signing such certificate or opinion that such individual has read such covenant or condition and the definitions herein relating thereto;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions of such individual contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether, in the opinion of such individual, such condition or covenant has been complied with.

         SECTION 1.3 Forms of Documents Delivered to Trustee.

         (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or after reasonable inquiry should know, that the certificate or opinion or representations with respect to matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or after reasonable inquiry should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         (d) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officers' Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally received in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits of this Indenture equally and ratably with all other Outstanding Securities.

         SECTION 1.4 Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given to or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent thereof duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments (including any appointment of an agent) is or are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a Person acting in other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution by any Person of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient and in accordance with such reasonable rules as the Trustee may determine.

         (c) The ownership of Securities shall be proved by the Securities Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         (e) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.

         (f) Except as set forth in paragraph (g) of this Section 1.4, the Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date (as defined in Section 1.4(h)) by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect). Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.6.

         (g) The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration or rescission or annulment thereof referred to in Section 5.2,
(iii) any request to institute proceedings referred to in Section 5.6(b) or
(iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be canceled and of no effect). Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company's expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.6.

         (h) With respect to any record date set pursuant to paragraph (f) or
(g) of this Section 1.4, the party hereto that sets such record date may designate any day as the "Expiration Date" and from time to time may change the Expiration Date to any earlier or later day; provided, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.6, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.4, the party hereto that set such record date shall be deemed to have initially designated the ninetieth (90th) day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the one hundred eightieth (180th) day after the applicable record date.

         SECTION 1.5 Notices, Etc. to Trustee and Company.

         Any request, demand, authorization, direction, notice, consent, waiver, Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to or filed with:

         (a) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at its Corporate Trust Office, or

         (b) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first class, postage prepaid, to the Company addressed to it at Anthracite Capital, Inc., 40 East 52nd Street, New York, NY 10022, Attention : Chief Financial Officer or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 1.6 Notice to Holders; Waiver.

         Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid, to each Holder affected by such event to the address of such Holder as it appears in the Securities Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. If, by reason of the suspension of or irregularities in regular mail service or for any other reason, it shall be impossible or impracticable to mail notice of any event to Holders when said notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 1.7 Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction of this Indenture.

         SECTION 1.8 Successors and Assigns.

         This Indenture shall be binding upon and shall inure to the benefit of any successor to the Company and the Trustee, including any successor by operation of law. Except in connection with a transaction involving the Company that is permitted under Article VIII and pursuant to which the assignee agrees in writing to perform the Company's obligations hereunder, the Company shall not assign its obligations hereunder.

         SECTION 1.9 Severability Clause.

         If any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         SECTION 1.10 Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto (including the Trustee for the Holders of the Securities) and their permitted successors and assigns, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 1.11 Governing Law.

         This Indenture and the rights and obligations of each of the Holders, the Company and the Trustee shall be construed and enforced in accordance with and governed by the laws of the State of New York without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

         SECTION 1.12 Submission to Jurisdiction.

         ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS INDENTURE MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS INDENTURE, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE.

         SECTION 1.13 Non-Business Days.

         If any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities) payment of interest, premium, if any, principal or other amounts in respect of such Security shall not be made on such date, but shall be made on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, until such next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date or at the Stated Maturity.

                                  ARTICLE II.

                                 Security Forms

                         SECTION 2.1 Form of Security.

         Any Security issued hereunder shall be in substantially the following form:

                            ANTHRACITE CAPITAL, INC.

          [Rule 144a Global][Regulation S Global] Senior Note due 2017

         No. [R-1][S-1]                                            $ Up to [__]
         CUSIP NO: [__________]

                  Anthracite Capital, Inc., a Maryland corporation (hereinafter called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. as nominee on behalf of The Depository Trust Company, or registered assigns, the principal sum of Fifty Million Dollars ($50,000,000) or such lesser principal amount represented hereby as may be set forth in Schedule A hereto in accordance with the Indenture on July 30, 2017. The Company further promises to pay interest on said principal sum from May 29, 2007, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on July 30, October 30, January 30 and April 30 of each year, commencing July 30, 2007, or if any such day is not a Business Day, on the next succeeding Business Day (and no interest shall accrue in respect of the amounts whose payment is so delayed for the period from and after such Interest Payment Date until such next succeeding Business Day), except that, if such Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date, at a fixed rate equal to 7.772% per annum to, but excluding, the Interest Payment Date on July 30, 2012 and thereafter at a variable rate equal to 3-month LIBOR plus 2.55% per annum, until the principal hereof is paid or duly provided for or made available for payment; provided, that any overdue principal, premium, if any, and any overdue installment of interest shall bear Additional Interest at a fixed rate equal to 7.772% through the interest payment date in July 2012 per annum to, but excluding, the Interest Payment Date on July 30, 2012 and thereafter at a variable rate equal to 3-month LIBOR plus 2.55% per annum, (to the extent that the payment of such Additional Interest shall be legally enforceable), compounded quarterly from the dates such amounts are due to but excluding the date such amounts are paid or made available for payment, and such interest shall be payable on demand.

                  The amount of interest payable for interest periods (i) to but excluding the Interest Payment Date on July 30, 2012, shall be computed on the basis of a 360-day year of twelve 30-day months and
         (ii) from and including the Interest Payment Date on July 30, 2012 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the relevant interest period. The interest so payable, and punctually paid or duly provided for on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment. Any such interest not so punctually paid or duly provided for on the Interest Payment Date shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of principal of, premium, if any, and interest on this Security shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of this Security shall be made at the Place of Payment upon surrender of such Securities to the Paying Agent, and payments of interest shall be made, subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register.

                  Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has duly executed this certificate on this ____ day of _____________, 2007.

                                   ANTHRACITE CAPITAL, INC.


                                   By:________________________
                                      Name:
                                      Title:

                         [FORM OF REVERSE OF SECURITY]

                  This Security is one of a duly authorized issue of securities of the Company (the "Securities") issued under the Indenture, dated as of May 29, 2007 (the "Indenture"), between the Company and Wilmington rust Company, as Trustee (in such capacity, the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  The Company may, on any Interest Payment Date, at its option and in accordance with the Indenture, on or after July 30, 2012 and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time at a Redemption Price equal to one hundred percent (100%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date.

                  In addition, upon the occurrence and during the continuation of a Special Event, the Company may, at its option and in accordance with the Indenture, redeem this Security, in whole but not in part, subject to the terms and conditions of Article XI of the Indenture at a Redemption Price equal to one hundred and five percent (105%) of the principal amount hereof, together, in the case of any such redemption, with accrued interest, including any Additional Interest, if any, to but excluding the date fixed as the Redemption Date.

                  In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security.

                  The Indenture requires the Company to offer to purchase Securities from the Holders upon the occurrence of a Change of Control Event at a purchase price equal to one hundred percent (100%) of the principal amount hereof together, in the case of any such purchase, with accrued interest, including any Additional Interest, to but excluding the date fixed as the Change of Control Purchase Date.

                  The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture nor any provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, if any, and interest, including any Additional Interest (to the extent legally enforceable), on this Security at the times, place and rate and in the coin or currency herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Securities Register upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar and duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing and, thereupon, one or more new Securities of like tenor of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

                  The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiple of $2,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any expense, tax or other governmental charge payable in connection therewith.

                  The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  The Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. The Company and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness.

                  This Security shall be construed and enforced in accordance with and governed by the laws of the State of New York, without reference to its conflict of laws provisions (other than Section 5-1401 of the General Obligations Law).

         SECTION 2.2 Restricted Legend.

         (a) Any Security issued hereunder shall bear a legend in substantially the following form:

         THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY ("DTC") OR A NOMINEE OF DTC. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED

         (THE "SECURITIES ACT"), AND SUCH SECURITIES, AND ANY INTEREST THEREIN, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF ANY SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF THE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT.

         THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITIES MAY BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (V) PURSUANT TO AN EXEMPTION FROM THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND, IN THE CASE OF
         (III) OR (V), SUBJECT TO THE RIGHT OF THE COMPANY TO REQUIRE AN OPINION OF COUNSEL AND OTHER INFORMATION SATISFACTORY TO IT AND (B) THE HOLDER WILL NOTIFY ANY PURCHASER OF ANY SECURITIES FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

         THE SECURITIES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN BLOCKS HAVING AN AGGREGATE PRINCIPAL AMOUNT OF NOT LESS THAN $100,000. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY ATTEMPTED TRANSFER OF SECURITIES, OR ANY INTEREST THEREIN, IN A BLOCK HAVING AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000 AND MULTIPLES OF $2,000 IN EXCESS THEREOF SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. TO THE FULLEST EXTENT PERMITTED BY LAW, ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PRINCIPAL OF OR INTEREST ON SUCH SECURITIES, OR ANY INTEREST THEREIN, AND SUCH

         PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

         THE HOLDER OF THIS SECURITY, OR ANY INTEREST THEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
         SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH A "PLAN"), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST THEREIN. ANY PURCHASER OR HOLDER OF THE SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN WITHIN THE MEANING OF SECTION 3(3) OF ERISA, OR A PLAN TO WHICH
         SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN, OR ANY OTHER PERSON OR ENTITY USING THE ASSETS OF ANY EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE.

         (b) The above legends shall not be removed from any Security unless there is delivered to the Company satisfactory evidence, which may include an Opinion of Counsel, as may be reasonably required to ensure that any future transfers thereof may be made without restriction under or violation of the provisions of the Securities Act and other applicable law. Upon provision of such satisfactory evidence, the Company shall execute and deliver to the Trustee, and the Trustee shall deliver, upon receipt of a Company Order directing it to do so, a Security that does not bear the legend.

         SECTION 2.3 Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities referred to in the within-mentioned Indenture

         Dated:

                                     WILMINGTON TRUST COMPANY, not in its
                                     individual capacity but solely as Trustee


                                     By:______________________________________
                                                 Authorized signatory

         SECTION 2.4_______ Temporary Securities.

         (a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

         (b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for that purpose without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities of any authorized denominations having the same Original Issue Date and Stated Maturity and having the same terms as such temporary Securities. Until so exchanged, the temporary Securities shall, in all respects, be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 2.5 Definitive Securities.

         The Securities issued on the Original Issue Date shall be in the form of global securities or in definitive form. Any definitive Securities shall be printed, lithographed or engraved, or produced by any combination of these methods, if required by any securities exchange on which the Securities may be listed, on a steel engraved border or steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

                                 ARTICLE III.

                                 The Securities

         SECTION 3.1 Payment of Principal and Interest.

         (a) The unpaid principal amount of the Securities shall bear interest at the fixed rate equal to 7.772% per annum to but excluding the Interest Payment Date on July 30 2012 and thereafter at a variable rate equal to LIBOR plus 2.55% per annum (provided that the applicable interest rate on such overdue principal, premium, if any, until paid or duly provided for, such interest to accrue from the Original Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, and any overdue principal, premium, if any, and any overdue installment of interest shall bear Additional Interest at the fixed rate equal to 7.772% per annum to but excluding the Interest Payment Date on July 30 2012 and thereafter at a variable rate equal to LIBOR plus 2.55% per annum (to the extent that the payment of such interest shall be legally enforceable), compounded quarterly from the dates such amounts are due to but excluding the date such amounts are paid or funds for the payment thereof are made available for payment.

         (b) Interest and Additional Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, except that interest and any Additional Interest payable on the Stated Maturity (or any date of principal repayment upon early maturity) of the principal of a Security or on a Redemption Date shall be paid to the Person to whom principal is paid. The initial payment of interest on any Security that is issued between a Regular Record Date and the related Interest Payment Date shall be payable as provided in such Security.

         (c) Any interest on any Security that is due and payable, but is not timely paid or duly provided for, on any Interest Payment Date for Securities (such interest, "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (i) or (ii) below:

                  (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Record Date for the payment of such Defaulted Interest (a "Special Record Date"), which shall be fixed in the following manner: At least thirty (30) days prior to the date of the proposed payment, the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment and, at the same time, the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class, postage prepaid, to each Holder of a Security at the address of such Holder as it appears in the Securities Register not less than ten (10) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered on such Special Record Date; or

                  (ii) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed and, upon such notice as may be required by such exchange (or by the Trustee if the Securities are not listed), if, after notice given by the

         Company to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

         (d) Payments of interest on the Securities shall include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Securities shall be computed and paid on the basis of a (i) 360-day year of twelve 30-day months for interest periods to but excluding the Interest Payment Date on July 30, 2012 and (ii) a 360-day year and the actual number of days elapsed in the relevant interest period thereafter.

         (e) Payment of principal of and premium, if any, and interest on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal, premium, if any, and interest due at the Maturity of such Securities shall be made at the Place of Payment upon surrender, of such Securities to the Paying Agent and payments of interest shall be made subject to such surrender where applicable, by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Paying Agent at least ten (10) Business Days prior to the date for payment by the Person entitled thereto, unless proper written transfer instructions have not been received by the relevant record date, in which case such payments shall be made by check mailed to the address of such Person as such address shall appear in the Security Register.

         (f) Subject to the foregoing provisions of this Section 3.1, each Security delivered under this Indenture upon transfer of, or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

         SECTION 3.2 Denominations.

         The Securities shall be in registered form without coupons and shall be issuable in minimum denominations of $100,000 and any integral multiple of $2,000 in excess thereof.

         SECTION 3.3 Execution, Authentication, Delivery and Dating.

         (a) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities in an aggregate principal amount (including all then Outstanding Securities) not in excess of Fifty Million Dollars ($50,000,000) executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

                  (i) a copy of any Board Resolution relating thereto; and

                  (ii) an Opinion of Counsel stating that (i) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute, and the Indenture constitutes, valid and legally binding obligations of the Company each enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; (2) the Securities have been duly authorized and executed by the Company and have been delivered to the Trustee for authentication in accordance with this Indenture; (3) the Securities are not required to be registered under the Securities Act; and (4) the Indenture is not required to be qualified under the Trust Indenture Act.

         (b) The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President or one of its Vice Presidents. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         (c) No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.8, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

         (d) Each Security shall be dated the date of its authentication.

         SECTION 3.4 Global Securities.

         (a) The Securities shall be issued in the form of one or more Global Securities registered in the name of the Depositary designated by the Company or its nominee and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

         (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged, in whole or in part, for registered Securities, and no transfer of a Global Security, in whole or in part, may be registered in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary advises the Trustee and the Company in writing that such Depositary is no longer willing or able to properly discharge its responsibilities as Depositary with respect to such Global Security and no qualified successor is appointed by the Company within ninety
(90) days of receipt by the Company of such notice, (ii) such Depositary ceases to be a clearing agency registered under the Exchange Act and no successor is appointed by the Company within ninety (90) days after obtaining knowledge of such event, (iii) the Company executes and delivers to the Trustee a Company Order stating that the Company elects to terminate the book-entry system through the Depositary or (iv) an Event of Default shall have occurred and be continuing. Upon the occurrence of any event specified in clause (i), (ii), (iii) or (iv) above, the Trustee shall notify the Depositary and instruct the Depositary to notify all owners of beneficial interests in such Global Security of the occurrence of such event and of the availability of Securities to such owners of beneficial interests requesting the same. The Trustee may conclusively rely, and be protected in relying, upon the written identification of the owners of the beneficial interests furnished by the Depositary and shall not be liable for any delay resulting from a delay by the Depositary. Upon the issuance of such Securities and the registration in the Securities Register of such Securities in the names of the Holders of the beneficial interests therein the Trustees shall recognize such holders of beneficial interests as Holders.

         (c) If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to (x) the portion thereof to be so exchanged or canceled or (y) the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Trustee, in accordance with the Applicable Depositary Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security by the Depositary accompanied by registration instructions, the Company shall execute, and the Trustee shall authenticate and deliver, any Securities issuable in exchange for such Global Security (or any portion thereof) in accordance with the instructions of the Depositary. The Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

         (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

         (e) The Depositary or its nominee, as the registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Depositary Procedures. Accordingly, any such owner's beneficial interest in a Global Security shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Depositary Participants. The Securities Registrar and the Trustee shall be entitled to deal with the Depositary for all purposes of this Indenture relating to a Global Security (including the payment of principal and interest thereon and the giving of instructions or directions by owners of beneficial interests therein and the giving of notices) as the sole Holder of the Security and shall have no obligations to the owners of beneficial interests therein. Neither the Trustee nor the Securities Registrar shall have any liability in respect of any transfers effected by the Depositary.

         (f) The rights of owners of beneficial interests in a Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such owners and the Depositary and/or its Depositary Participants.

         (g) No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominee) as Holder of any Security.

         (h) The Securities may only be transferred to (i) the Company, (ii) a "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) who is also a "Qualified Purchaser" (as such term is defined in Section 2(a)(51) of the Investment Company Act), (iii) outside the United States in an offshore transaction in accordance with Regulation S under the Securities Act,
(iv) pursuant to an effective registration statement under the Securities Act or (v) pursuant to another exemption form registration under the Securities Act.

         SECTION 3.5 Registration, Transfer and Exchange Generally.

         (a) The Trustee shall cause to be kept at the Corporate Trust Office a register (the "Securities Register") in which the registrar and transfer agent with respect to the Securities (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee shall, at all times, also be the Securities Registrar. The provisions of Article VI shall apply to the Trustee in its role as Securities Registrar.

         (b) Subject to compliance with Section 2.2(b), upon surrender for registration of transfer of any Security at the offices or agencies of the Company designated for that purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees one or more new Securities of any authorized denominations of like tenor and aggregate principal amount.

         (c) At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations of like tenor and aggregate principal amount upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

         (d) All Securities issued upon any transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

         (e) Every Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar, or duly executed by the Holder thereof or such Holder's attorney duly authorized in writing.

         (f) No service charge shall be made to a Holder for any transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities.

         (g) Neither the Company nor the Trustee shall be required pursuant to the provisions of this Section 3.5(g): (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business fifteen (15) days before the day of selection for redemption of Securities pursuant to Article XI and ending at the close of business on the day of mailing of the notice of redemption or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any such Security to be redeemed in part, any portion thereof not to be redeemed.

         (h) The Company shall designate an office or offices or agency or agencies where Securities may be surrendered for registration or transfer or exchange. The Company initially designates the Corporate Trust Office as its office and agency for such purposes. The Company shall give prompt written notice to the Trustee and to the Holders of any change in the location of any such office or agency.

         (i) Neither the Trustee nor the Securities Registrar shall be responsible for ascertaining whether any transfer hereunder complies with the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, or the Investment Company Act; provided, that if a certificate is specifically required by the express terms of this Section 3.5 to be delivered to the Trustee or the Securities Registrar by a Holder or transferee of a Security, the Trustee and the Securities Registrar shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.

         SECTION 3.6 Mutilated, Destroyed, Lost and Stolen Securities.

         (a) If any mutilated Security is surrendered to the Trustee together with such security or indemnity as may be required by the Company or the Trustee to save each of them harmless, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and aggregate principal amount and bearing a number not contemporaneously outstanding.

         (b) If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by it to save each of the Company and the Trustee harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon the Company's written request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and aggregate principal amount as such destroyed, lost or stolen Security, and bearing a number not contemporaneously outstanding.

         (c) If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company, in its discretion, may, instead of issuing a new Security, pay such Security.

         (d) Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         (e) Every new Security issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         (f) The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 3.7 Persons Deemed Owners.

         The Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest on such Security and for all other purposes whatsoever, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 3.8 Cancellation.

         All Securities surrendered for payment, redemption, transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities and Securities surrendered directly to the Trustee for any such purpose shall be promptly canceled by it. The Company may, at any time, deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this
Section 3.8, except as expressly permitted by this Indenture. All canceled Securities shall be retained or disposed of by the Trustee in accordance with its customary practices and, if requested, the Trustee shall deliver to the Company a certificate of such disposition.

         SECTION 3.9 Agreed Tax Treatment.

         Each Security issued hereunder shall provide that the Company and, by its acceptance or acquisition of a Security or a beneficial interest therein, the Holder of, and any Person that acquires a direct or indirect beneficial interest in, such Security intend and agree to treat such Security as indebtedness of the Company for United States Federal, state and local tax purposes. The provisions of this Indenture shall be interpreted to further this intention and agreement of the parties.

         SECTION 3.10 CUSIP Numbers.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption and other similar or related materials as a convenience to Holders; provided, that any such notice or other materials may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or other materials and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE IV.

                           Satisfaction and Discharge

         SECTION 4.1 Satisfaction and Discharge of Indenture.

         This Indenture shall, upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for and as otherwise provided in this Section 4.1) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

         (a) either

                  (i) all Securities theretofore authenticated and delivered (other than (A) Securities that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section
         3.6 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.2) have been delivered to the Trustee for cancellation; or

                  (ii) all such Securities not theretofore delivered to the Trustee for cancellation

                       (A)  have become due and payable, or

                       (B) will become due and payable at their Stated Maturity within one year of the date of deposit, or

                       (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of subclause (ii)(A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose (x) an amount in the currency or currencies in which the Securities are payable, (y) Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (z) a combination thereof, in each case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest (including any Additional Interest) to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity (or any date of principal repayment upon early maturity) or Redemption Date, as the case may be;

         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the protections to the Trustee under Article VI, obligations of the Company to the Trustee under Section 6.6, the obligations of the Company to any Authenticating Agent under Section 6.11 and, if money shall have been deposited with the Trustee pursuant to subclause (a)(ii) of this Section 4.1, the obligations of the Trustee under Section 4.2 and Section 10.2(e) shall survive.

         SECTION 4.2 Application of Trust Money.

         Subject to the provisions of Section 10.2(e), all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment in accordance with Section 3.1, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest (including any Additional Interest) for the payment of which such money or obligations have been deposited with or received by the Trustee.

                                  ARTICLE V.

                                   Remedies

         SECTION 5.1 Events of Default.

         "Event of Default" means, wherever used herein with respect to the Securities, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest upon any Security, including any Additional Interest in respect thereof, when it becomes due and payable, and continuance of such default for a period of thirty (30) days; or

         (b) default in the payment of the principal of or any premium on any Security at its Maturity; or

         (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture and continuance of such default or breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty five percent (25%) in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

         (d) the entry by a court having jurisdiction in the premises of a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days; or

         (e) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Company, or the consent by the Company to the filing, of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law, or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt or insolvent, or the taking of corporate action by the Company in furtherance of any such action.

         SECTION 5.2 Acceleration of Maturity; Rescission and Annulment.

         (a) If an Event of Default occurs and is continuing, then and in every such case, the Trustee or the Holders of not less than twenty five percent (25%) in aggregate principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders) and, upon any such declaration, the principal amount of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable.

         (b) At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this
Article V, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

                  (i) the Company has paid or deposited with the Trustee a sum sufficient to pay:

                       (A) all overdue installments of interest on all Securities,

                       (B)  any accrued Additional Interest on all Securities,

                       (C) the principal of and any premium on any Securities that have become due otherwise than by such declaration of acceleration and interest (including any Additional Interest) thereon at the rate borne by the Securities, and

                       (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel; and

                  all Events of Default with respect to Securities, other than the non-payment of the principal of Securities that has become due solely by such acceleration, have been cured or waived as provided in
         Section 5.13.

         SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

         (a) The Company covenants that if:

                  (i) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of thirty (30) days or

                  (ii) default is made in the payment of the principal of and any premium on any Security at the Maturity thereof,

         the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal of, any premium and interest (including any Additional Interest) on and, in addition thereto, all amounts owing the Trustee under Section 6.6.

         (b) If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, may enforce the same against the Company or any other obligor upon such Securities and may collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities wherever situated.

         (c) If an Event of Default with respect to Securities occurs and is continuing, the Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture, in aid of the exercise of any power granted herein or to enforce any other proper remedy.

         SECTION 5.4 Trustee May File Proofs of Claim.

         In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or similar judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized hereunder in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to first pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6.

         SECTION 5.5 Trustee May Enforce Claim Without Possession of
Securities.

         All rights of action and claims under this Indenture and/or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of all the amounts owing the Trustee, any predecessor Trustee and other Persons under Section 6.6, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 5.6 Limitation on Suits.

         Subject to Section 5.8, no Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) or for any other remedy hereunder, unless:

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

         (b) the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding for sixty (60) days; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such sixty (60)-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

         it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

         SECTION 5.7 Application of Money Collected.

         Any money or property collected or to be applied by the Trustee with respect to the Securities pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or property on account of principal or any premium or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee, any predecessor Trustee and other Persons under Section 6.6;

         SECOND: Subject to Article XII, to the payment of the amounts then due and unpaid upon the Securities for principal and any premium and interest (including any Additional Interest) in respect of which, or for the benefit of which, such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and any premium and interest (including any Additional Interest), respectively; and

         THIRD: The balance, if any, to the Person or Persons entitled thereto.

         SECTION 5.8 Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium on such Security at its Maturity and payment of interest (including any Additional Interest) on such Security when due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         SECTION 5.9 Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then, and in every such case, the Company, the Trustee and such Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Company and such Holders shall continue as though no such proceeding had been instituted.

         SECTION 5.10 Rights and Remedies Cumulative.

         Except as otherwise provided in Section 3.6(f), no right or remedy herein conferred upon or reserved to the Trustee or the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 5.11 Delay or Omission Not Waiver.

         No delay or omission of the Trustee or any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders by Section 5.8 may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders, as the case may be.

         SECTION 5.12 Control by Holders.

         The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that:

         (a) such direction shall not be in conflict with any rule of law or this Indenture,

         (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction, and

         (c) subject to the provisions of Section 6.2, the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, reasonably determine that the proceeding so directed would be unjustly prejudicial to the Holders not joining in any such direction or would involve the Trustee in personal liability.

         SECTION 5.13 Waiver of Past Defaults.

         (a) The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may waive any past Event of Default hereunder and its consequences except an Event of Default:

                  (i) in the payment of the principal of or any premium or interest (including any Additional Interest) on any outstanding Security (unless such Event of Default has been cured and the Company has paid to or deposited with the Trustee a sum sufficient to pay all installments of interest (including any Additional Interest) due and past due and all principal of and any premium on all Securities due otherwise than by acceleration); or

                  (ii) in respect of a covenant or provision hereof that under
         Article IX cannot be modified or amended without the consent of each Holder of any Outstanding Security.

         (b) Any such waiver shall be deemed to be on behalf of the Holders of all the Securities.

         (c) Upon any such waiver, such Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         SECTION 5.14 Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply (i) to any suit instituted by the Trustee, (ii) to any suit instituted by any Holder or group of Holders holding in the aggregate more than ten percent (10%) in aggregate principal amount of the Outstanding Securities or (iii) to any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium on the Security after the Stated Maturity or any interest (including any Additional Interest) on any Security after it is due and payable.

         SECTION 5.15 Waiver of Usury, Stay or Extension Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not, at any time, insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 5.16 Repurchase at the Option of Holders upon Change of
Control.

         Upon the occurrence of a Change of Control (as hereinafter defined) that results in a downgrade of the Company's corporate credit rating (which, for the avoidance of doubt, shall not include the ratings on any securitized debt issued by the Company or the affiliates of the Company) by two or more of
(i) Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (ii) Moody's Investors Service and (iii) Fitch Ratings, Ltd., each Holder shall have the right to require the Company to purchase all or a portion (in integral multiples of $2,000) of such Holder's Outstanding Securities at a purchase price in cash, and in immediately available funds, equal to 100% of the principal amount thereof Outstanding on the date of purchase, plus accrued and unpaid interest and Additional Interest, if any, to but excluding the date of purchase. Each such repurchase shall be made in accordance with and each such right of repurchase shall be subject to the terms of this Section 5.16.

         For purposes of this Section 5.16, "Change of Control" means: (i) the consummation of any transaction (including, without limitation, any merger or other business combination) the result of which is that any "person" (as such term is used in Sections 13(d)(3) of the Exchange Act), including a "group" as defined in Section 13(d)(3) of the Exchange Act (but excluding a director or other fiduciary holding securities under an employee benefit plan of the Company), becomes as a result of such transaction the beneficial owner of Equity Interests of the Company having at least fifty percent (50%) of the total number of votes that are entitled to be cast for the election of directors of the Company; or (ii) the sale of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any "person" (as such term is used in Sections 13(d)(3) of the Exchange Act) other than the Company or one of its subsidiaries.

         Within thirty (30) days following the date upon which the Change of Control occurred, the Company shall send, by first-class mail, an offer (the "Change of Control Offer") to each Holder, with a copy to the Trustee, which offer shall govern the terms of any repurchase made in accordance with this
Section 5.16. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

         (i) that the Change of Control Offer is being made pursuant to this
Section 5.16 and that, to the extent lawful, all Securities validly tendered and not withdrawn shall be accepted for payment;

         (ii) the purchase date, which must be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date");

         (iii) that any Security not tendered shall continue to accrue interest and, if applicable, Additional Interest;

         (iv) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest and Additional Interest, if applicable, after the Change of Control Payment Date; (v) that Holders electing, in their sole discretion, to have a Security or any portion thereof purchased pursuant to a Change of Control Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed (or, in the case of an interest in a Global Security, to provide written notice of such election) to the Paying Agent at the address specified in the notice prior to the close of business on the third (3rd) Business Day prior to the Change of Control Payment Date;

         (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Securities purchased;

         (vii) that Holders whose Securities are purchased only in part shall be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; provided that each Security purchased and each new security issued shall be in an original principal amount of $100,000 or integral multiples of $2,000 in excess thereof, and such new Securities will be issued in the name of the Holder thereof upon cancellation of the original Security (or appropriate adjustments to the amount and beneficial interests in a Global Security will be made); and

         (viii) other circumstances and facts reasonably deemed relevant by the Company regarding such Change of Control.

         If any of the Securities subject to the Change of Control Offer is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

         On or before the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount of money sufficient to pay the purchase price plus accrued interest and Additional Interest, if any, of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders so tendered the purchase price for such Securities and the Company shall promptly issue and the Trustee shall promptly (but in any case not later than five (5) Business Days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be in a principal amount of $100,000 or an integral multiple of $2,000 in excess thereof. Any Securities not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this Section 5.16, the Trustee shall act as the Paying Agent.

         Any amounts remaining after the purchase of Securities pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

         Neither the Board of Directors of the Company nor the Trustee may waive the Company's obligation to offer to purchase the Securities pursuant to this Section 5.16.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 5.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 5.16 by virtue thereof.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not properly withdrawn under such Change of Control Offer.

                                  ARTICLE VI.

                                  The Trustee

         SECTION 6.1 Corporate Trustee Required.

         There shall at all times be a Trustee hereunder with respect to the Securities. The Trustee shall be a corporation or national banking association organized and doing business under the laws of the United States or of any state thereof, authorized to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or state authority and having an office within the United States. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then, for the purposes of this Section 6.1, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.1, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

         SECTION 6.2 Certain Duties and Responsibilities.

         Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, that in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform on their face to the requirements of this Indenture.

         (b) If an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Holders of at least a majority in aggregate principal amount of the Outstanding Securities, exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (c) Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.2. To the extent that, at law or in equity, the Trustee has duties and liabilities relating to the Holders, the Trustee shall not be liable to any Holder for the Trustee's good faith reliance on the provisions of this Indenture. The provisions of this Indenture, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity, are agreed by the Company and the Holders to replace such other duties and liabilities of the Trustee.

         (d) No provisions of this Indenture shall be construed to relieve the Trustee from liability with respect to matters that are within the authority of the Trustee under this Indenture for its own negligent action, negligent failure to act or willful misconduct, except that:

                  (i) the Trustee shall not be liable for any error or judgment made in good faith by an authorized officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee under this Indenture; and

                  (iii) the Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company and money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

         SECTION 6.3 Notice of Defaults.

         Within ninety (90) days after the occurrence of any default actually known to the Trustee, the Trustee shall give the Holders notice of such default unless such default shall have been cured or waived; provided, that in the case of any default of the character specified in Section 5.1(c), no such notice to Holders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section 6.3, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

         SECTION 6.4 Certain Rights of Trustee.

         Subject to the provisions of Section 6.2:

         (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith and in accordance with the terms hereof upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) if (i) in performing its duties under this Indenture the Trustee is required to decide between alternative courses of action, (ii) in construing any of the provisions of this Indenture the Trustee finds ambiguous or inconsistent with any other provisions contained herein or (iii) the Trustee is unsure of the application of any provision of this Indenture, then, except as to any matter as to which the Holders are entitled to decide under the terms of this Indenture, the Trustee shall deliver a notice to the Company requesting the Company's written instruction as to the course of action to be taken and the Trustee shall take such action, or refrain from taking such action, as the Trustee shall be instructed in writing to take, or to refrain from taking, by the Company; provided, that if the Trustee does not receive such instructions from the Company within ten (10) Business Days after it has delivered such notice or such reasonably shorter period of time set forth in such notice the Trustee may, but shall be under no duty to, take such action, or refrain from taking such action, as the Trustee shall deem advisable and in the best interests of the Holders, in which event the Trustee shall have no liability except for its own negligence, bad faith or willful misconduct;

         (c) any request or direction of the Company shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (d) the Trustee may consult with counsel (which counsel may be counsel to the Trustee, the Company or any of its Affiliates, and may include any of its employees) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction, including reasonable advances as may be requested by the Trustee;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, indenture, note or other paper or document, but the Trustee in its discretion may make such inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

         (h) whenever in the administration of this Indenture the Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action with respect to enforcing any remedy or right hereunder, the Trustee (i) may request instructions from the Holders (which instructions may only be given by the Holders of the same aggregate principal amount of Outstanding Securities as would be entitled to direct the Trustee under this Indenture in respect of such remedy, right or action), (ii) may refrain from enforcing such remedy or right or taking such action until such instructions are received and (iii) shall be protected in acting in accordance with such instructions;

         (i) except as otherwise expressly provided by this Indenture, the Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Indenture;

         (j) without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with any bankruptcy, insolvency or other proceeding referred to in clauses (d) or (e) of the definition of Event of Default, such expenses (including legal fees and expenses of its agents and counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy laws or law relating to creditors rights generally;

         (k) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate addressing such matter, which, upon receipt of such request, shall be promptly delivered by the Company;

         (l) the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge or (ii) the Trustee shall have received notice thereof from the Company or a Holder; and

         (m) in the event that the Trustee is also acting as Paying Agent, Authenticating Agent or Securities Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI shall also be afforded such Paying Agent, Authenticating Agent, or Securities Registrar.

         SECTION 6.5 May Hold Securities.

         The Trustee, any Authenticating Agent, any Paying Agent, any Securities Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Securities Registrar or such other agent.

         SECTION 6.6 Compensation; Reimbursement; Indemnity.

         (a) The Company agrees:

                  (i) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amounts as the Company and the Trustee shall agree from time to time pursuant to a separate fee agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (ii) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

                  (iii) to the fullest extent permitted by applicable law, to indemnify the Trustee and its Affiliates, and their officers, directors, shareholders, agents, representatives and employees for, and to hold them harmless against, any loss, damage, liability, tax (other than income, franchise or other taxes imposed on amounts paid pursuant to (i) or (ii) hereof), penalty, expense or claim of any kind or nature whatsoever incurred without negligence, bad faith or willful misconduct on its part arising out of or in connection with the acceptance or administration of this trust or the performance of the Trustee's duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

         (b) To secure the Company's payment obligations in this Section 6.6, the Company hereby grants and pledges to the Trustee and the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal and interest on particular Securities. Such lien shall survive the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

         (c) The obligations of the Company under this Section 6.6 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.

         (d) In no event shall the Trustee be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (e) In no event shall the Trustee be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, embargo, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

         SECTION 6.7 Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.8.

         (b) The Trustee may resign at any time by giving written notice thereof to the Company.

         (c) Unless an Event of Default shall have occurred and be continuing, the Trustee may be removed at any time by the Company by a Board Resolution. If an Event of Default shall have occurred and be continuing, the Trustee may be removed by an Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

         (d) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when no Event of Default shall have occurred and be continuing, the Company, by a Board Resolution, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any reason, at a time when an Event of Default shall have occurred and be continuing, the Holders, by an Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, shall promptly appoint a successor Trustee, and such successor Trustee and the retiring Trustee shall comply with the applicable requirements of Section 6.8. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment within sixty (60) days after the giving of a notice of resignation by the Trustee or the removal of the Trustee in the manner required by Section 6.8, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of such Holder and all others similarly situated, and any resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) The Company shall give notice to all Holders in the manner provided in Section 1.6 of each resignation and each removal of the Trustee and each appointment of a successor Trustee. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 6.8 Acceptance of Appointment by Successor.

         (a) In case of the appointment hereunder of a successor Trustee, each successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

         (b) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all rights, powers and trusts referred to in paragraph (a) of this Section 6.8.

         (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

         SECTION 6.9 Merger, Conversion, Consolidation or Succession to
Business.

         Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided, that such Person shall be otherwise qualified and eligible under this Article VI. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation or as otherwise provided above in this
Section 6.9 to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, and in case any Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee or in the name of such successor Trustee, and in all cases the certificate of authentication shall have the full force which it is provided anywhere in the Securities or in this Indenture that the certificate of the Trustee shall have.

         SECTION 6.10 Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except the Trustee's execution of certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

         SECTION 6.11 Appointment of Authenticating Agent.

         (a) The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to
Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, or of any State or Territory thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or state authority. If such Authenticating Agent publishes reports of condition at least annually pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 6.11 the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.11.

         (b) Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of an Authenticating Agent shall be the successor Authenticating Agent hereunder, provided such Person shall be otherwise eligible under this Section 6.11, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         (c) An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.11, the Trustee may appoint a successor Authenticating Agent eligible under the provisions of this Section 6.11, which shall be acceptable to the Company, and shall give notice of such appointment to all Holders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.

         (d) The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.11 in such amounts as the Company and the Authenticating Agent shall agree from time to time.

         (e) If an appointment of an Authenticating Agent is made pursuant to this Section 6.11, the Securities may have endorsed thereon as an alternative to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within mentioned Indenture.

         Dated:

                                   WILMINGTON TRUST COMPANY, not in its
                                   individual capacity but solely as Trustee

                                   By:_______________________________________
                                   Authenticating Agent

                                   By:_______________________________________
                                   Authorized signatory


                                 ARTICLE VII.

               Holder's Lists and Reports By Trustee and Company

         SECTION 7.1 Company to Furnish Trustee Names and Addresses of Holders.

         The Company will furnish or cause to be furnished to the Trustee:

         (a) semi-annually, on or before June 30 and December 31 of each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the delivery thereof, and

         (b) at such other times as the Trustee may request in writing, within thirty (30) days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Company and has not otherwise been received by the Trustee in its capacity as Securities Registrar.

         SECTION 7.2 Preservation of Information; Communications to Holders.

         (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Securities Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

         (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and privileges of the Trustee shall be as provided in the Trust Indenture Act.

         (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

         SECTION 7.3 Reports by the Company.

         (a) The Company shall furnish to the Holders and to prospective purchasers of Securities, upon their request, the information required to be furnished pursuant to Rule 144A(d)(4) under the Securities Act. The delivery requirement set forth in the preceding sentence may be satisfied by compliance with Section 7.3(b) hereof.

         (b) The Company shall furnish to each of (i) the Trustee, (ii) the Holders and to subsequent holders of Securities, and (iii) any beneficial owner of the Securities reasonably identified to and confirmed by the Company, a duly completed and executed certificate substantially and substantively in the form attached hereto as Exhibit A, including the financial statements referenced in such Exhibit, which certificate and financial statements shall be so furnished by the Company not later than forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of the Company and not later than ninety (90) days after the end of each fiscal year of the Company to the extent such financial statements are not publicly available by such dates via EDGAR..

         (c) If the Company intends to file its annual and quarterly information with the Securities and Exchange Commission (the "Commission") in electronic form pursuant to Regulation S-T of the Commission using the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, the Company shall notify the Trustee in the manner prescribed herein of each such annual and quarterly filing. The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the financial information so filed. Compliance with the foregoing shall constitute delivery by the Company of its financial statements to the Trustee in compliance with the provisions of Section 314(a) of the Trust Indenture Act, if applicable. The Trustee shall have no duty to search for or obtain any electronic or other filings that the Company makes with the Commission, regardless of whether such filings are periodic, supplemental or otherwise. Delivery of reports, information and documents to the Trustee pursuant to this Section 7.3(c) shall be solely for purposes of compliance with this Section 7.3(c) and, if applicable, with Section 314(a) of the Trust Indenture Act. The Trustee's receipt of such reports, information and documents shall not constitute notice to it of the content thereof or any matter determinable from the content thereof, including the Company's compliance with any of its covenants hereunder, as to which the Trustee is entitled to rely upon Officers' Certificates.

                                 ARTICLE VIII.

              Consolidation, Merger, Conveyance, Transfer or Lease

         SECTION 8.1 Company May Consolidate, Etc., Only on Certain Terms.

         The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

         (a) if the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the entity formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance or transfer, or that leases, the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

         (b) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and

         (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, any such supplemental indenture comply with this Article VIII and that all conditions precedent herein provided for relating to such transaction have been complied with; and the Trustee may rely upon such Officers' Certificate and Opinion of Counsel as conclusive evidence that such transaction complies with this Section 8.1.

         SECTION 8.2 Successor Company Substituted.

         (a) Upon any consolidation or merger by the Company with or into any other Person, or any conveyance, transfer or lease by the Company of its properties and assets substantially as an entirety to any Person in accordance with Section 8.1 and the execution and delivery to the Trustee of the supplemental indenture described in Section 8.1(a), the successor entity formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; and in the event of any such conveyance or transfer, following the execution and delivery of such supplemental indenture, the Company shall be discharged from all obligations and covenants under the Indenture and the Securities.

         (b) Such successor Person may cause to be executed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such successor Person thereafter shall cause to be executed and delivered to the Trustee on its behalf. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture.

         (c) In case of any such consolidation, merger, sale, conveyance or lease, such changes in phraseology and form may be made in the Securities thereafter to be issued as may be appropriate to reflect such occurrence.

                                  ARTICLE IX.

                            Supplemental Indentures

         SECTION 9.1 Supplemental Indentures without Consent of Holders.

         Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

         (a) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

         (b) to evidence and provide for the acceptance of appointment hereunder by a successor trustee; or

         (c) to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make or amend any other provisions with respect to matters or questions arising under this Indenture, which shall not be inconsistent with the other provisions of this Indenture; provided, that such action pursuant to this clause (c) shall not adversely affect in any material respect the interests of any Holders; or

         (d) to add to the covenants, restrictions or obligations of the Company or to add to the Events of Default; provided, that such action pursuant to this clause (c) shall not adversely affect in any material respect the interests of any Holders; or

         (e) to comply with the rules and regulations of any securities exchange on which any of the Securities may be listed or traded; or

         (f) to modify, eliminate or add to any provisions of the Indenture or the Securities to such extent as shall be necessary to ensure that the Securities are treated as indebtedness of the

Company for United States Federal income tax purposes; provided, that such action pursuant to this clause (d) shall not adversely affect in any material respect the interests of any Holders.

         SECTION 9.2 Supplemental Indentures with Consent of Holders.

         (a) With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security,

                  (i) change the Stated Maturity of the principal or any premium of any Security or change the date of payment of any installment of interest (including any Additional Interest) on any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or restrict or impair the right to institute suit for the enforcement of any such payment on or after such date, or

                  (ii) reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with any provision of this Indenture or of defaults hereunder and their consequences provided for in this Indenture, or

                  (iii) modify any of the provisions of this Section 9.2,
         Section 5.13 or Section 10.9, except to increase any percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required for any reason, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security, or

                  (iv) It shall not be necessary for any Act of Holders under this Section 9.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 9.3 Execution of Supplemental Indentures.

         In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in conclusively relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that all conditions precedent herein provided for relating to such action have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Trustee's own rights, duties, indemnities or immunities under this Indenture or otherwise.

Copies of the final form of each supplemental indenture shall be delivered by the Trustee at the expense of the Company to each Holder promptly after the execution thereof.

         SECTION 9.4 Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes, and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 9.5 Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                                  ARTICLE X.

                                  Covenants

         SECTION 10.1 Payment of Principal, Premium, if any, and Interest.

         The Company covenants and agrees for the benefit of the Holders of the Securities that it will duly and punctually pay the principal of and any premium, if any, and interest (including any Additional Interest) on the Securities in accordance with the terms of the Securities and this Indenture.

         SECTION 10.2 Money for Security Payments to be Held in Trust.

         (a) If the Company shall at any time act as its own Paying Agent with respect to the Securities, it will, on or before each due date of the principal of and any premium or interest (including any Additional Interest) on the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium or interest (including Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee in writing of its failure so to act.

         (b) Whenever the Company shall have one or more Paying Agents, it will, prior to 10:00 a.m., New York City time, on each due date of the principal of or any premium or interest (including any Additional Interest) on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided in the Trust Indenture Act and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

         (c) The Company will cause each Paying Agent for the Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.2, that such Paying Agent will (i) comply with the provisions of this Indenture and the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

         (d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         (e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of and any premium or interest (including any Additional Interest) on any Security and remaining unclaimed for two years after such principal and any premium or interest has become due and payable shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be paid on Company Request to the Company, or (if then held by the Company) shall (unless otherwise required by mandatory provision of applicable escheat or abandoned or unclaimed property law) be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 10.3 Statement as to Compliance.

         The Company shall deliver to the Trustee, within one hundred and twenty (120) days after the end of each fiscal year of the Company ending after the date hereof, an Officers' Certificate covering the preceding calendar year, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

         SECTION 10.4 Calculation Agent.

         (a) The Company hereby agrees that for so long as any of the Securities remain Outstanding, there will at all times be an agent appointed to calculate LIBOR in respect of each Interest Payment Date in accordance with the terms of Schedule A (the "Calculation Agent"). The Company has initially appointed the Trustee as Calculation Agent for purposes of determining LIBOR for each Interest Payment Date. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Company, the Company will promptly appoint as a replacement Calculation Agent the London office of a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Company or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

         (b) The Calculation Agent shall be required to agree that, as soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date (as defined in Schedule A), but in no event later than 11:00 a.m. (London time) on the Business Day immediately following each LIBOR Determination Date, the Calculation Agent will calculate the interest rate (the Interest Payment shall be rounded to the nearest cent, with half a cent being rounded upwards) for the related Interest Payment Date, and will communicate such rate and amount to the Company, the Trustee, each Paying Agent and the Depositary. The Calculation Agent will also specify to the Company the quotations upon which the foregoing rates and amounts are based and, in any event, the Calculation Agent shall notify the Company before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (i) it has determined or is in the process of determining the foregoing rates and amounts or (ii) it has not determined and is not in the process of determining the foregoing rates and amounts, together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Interest Payment Date will (in the absence of manifest error) be final and binding upon all parties. For the sole purpose of calculating the interest rate for the Securities, "Business Day" shall be defined as any day on which dealings in deposits in Dollars are transacted in the London interbank market.

         SECTION 10.5 [Reserved]

         SECTION 10.6 Additional Covenants.

         (a) The Company covenants and agrees with each Holder of Securities that if an Event of Default shall have occurred and be continuing, it shall not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's Equity Interests, except only to the extent necessary to maintain its status as a real estate investment trust under the Code, (ii) vote in favor of or permit or otherwise allow any of its Significant Subsidiaries to declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to or otherwise retire, any shares of any such Significant Subsidiary's preferred stock or other Equity Interests entitling the holders thereof to a stated rate of return (for the avoidance of doubt, whether such preferred stock or other Equity Interests are perpetual or otherwise) if such proceeds are payable to any third party which is not the Company or an affiliate of the Company, or (iii) make any payment of principal of or any interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Securities (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock or other Equity Interests of the Company or any Significant Subsidiary in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) a dividend reinvestment or stockholder stock purchase plan or (3) the issuance of capital stock or other Equity Interests of the Company or of such Significant Subsidiary (or securities convertible into or exercisable for such capital stock or Equity Interests) as consideration in an acquisition transaction entered into prior to the Event of Default, (b) as a result of an exchange or conversion of any class or series of the Company's capital stock (or any capital stock or Equity Interests of a Significant Subsidiary) for any class or series of the Company's capital stock (or in the case of a Significant Subsidiary, any class or series of such Significant Subsidiary's capital stock or Equity Interests) or any class or series of the Company's indebtedness for any class or series of the Company's capital stock (or in the case of indebtedness of a Significant Subsidiary, or any class or series of such Significant Subsidiary's indebtedness for any class or series of such Significant Subsidiary's capital stock or Equity Interests), (c) the purchase of fractional interests in shares of the Company's capital stock (or the capital stock or Equity Interests of a Significant Subsidiary) pursuant to the conversion or exchange provisions of such capital stock or Equity Interests or the security being converted or exchanged, (d) any declaration of a dividend in connection with any Rights Plan, the issuance of rights, stock or other property under any Rights Plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of Equity Interests, warrants, options or other rights where the dividend Equity Interest or the Equity Interests issuable upon exercise of such warrants, options or other rights is the same Equity Interest as that on which the dividend is being paid or ranks pari passu with or junior to such Equity Interest and any cash payments in lieu of fractional Equity Interests issued in connection therewith).

         (b) Notwithstanding anything to the contrary in this Section 10.6, the Company agrees to use its reasonable best efforts to meet the requirements to qualify, effective for the fiscal year ending December 31, 2007 and all future fiscal years, as a real estate investment trust under the Internal Revenue Code so long as the Company determines that it is in its best interest to remain qualified as a real estate investment trust.

         (c) The Company hereby covenants and agrees that it shall maintain, as of the end of each fiscal quarter during which the Securities are Outstanding,
(i) Tangible Net Worth of at least $400,000,000 and (ii) a Debt-to-Total Capitalization Ratio of 95% or less.

         SECTION 10.7 Waiver of Covenants.

         The Company may omit in any particular instance to comply with any covenant or condition contained in Section 10.6 if, before or after the time for such compliance, the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 10.8 Treatment of Securities.

         The Company will treat the Securities as indebtedness, and the amounts, other than payments of principal, payable in respect of the principal amount of such Securities as interest, for all U.S. federal income tax purposes. All payments in respect of the Securities will be made free and clear of U.S. withholding tax to any beneficial owner thereof that has provided an Internal Revenue Service Form W-9 or W-8BEN (or any substitute or successor form) establishing its U.S. or non-U.S. status, respectively, for U.S. federal income tax purposes, or any other applicable form establishing a complete exemption from U.S. withholding tax.

                                  ARTICLE XI.

                            Redemption of Securities

         SECTION 11.1 Optional Redemption.

         The Company may, at its option, on any Interest Payment Date, on or after July 30, 2012, redeem the Securities in whole at any time or in part from time to time, at a Redemption Price equal to one hundred percent (100%) of the principal amount thereof (or of the redeemed portion thereof, as applicable), together, in the case of any such redemption, with accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed for as the Redemption Date (the "Optional Redemption Price").

         SECTION 11.2 Special Event Redemption

         Prior to July 30, 2012, upon the occurrence and during the continuation of a Special Event, the Company may, at its option, redeem the Securities, in whole but not in part, at a Redemption Price equal to one hundred and five percent (105%) of the principal amount thereof, together, in the case of any such redemption, with accrued and unpaid interest, including any Additional Interest, to but excluding the date fixed as the Redemption Date (the "Special Redemption Price").

         SECTION 11.3 Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities, in whole or in part, shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company, the Company shall, not less than forty-five (45) days and not more than seventy-five (75) days prior to the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such date and of the principal amount of the Securities to be redeemed and provide the additional information required to be included in the notice or notices contemplated by Section 11.4. In the case of any redemption of Securities, in whole or in part, (a) prior to the expiration of any restriction on such redemption provided in this Indenture or the Securities or (b) pursuant to an election of the Company which is subject to a condition specified in this Indenture or the Securities, the Company shall furnish the Trustee with an Officers' Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.

         SECTION 11.4 Selection of Securities to be Redeemed.

         (a) If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected and redeemed on a pro rata basis not more than sixty (60) days prior to the Redemption Date by the Trustee from the Outstanding Securities not previously called for redemption, provided, that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

         (b) The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security that has been or is to be redeemed.

         (c) The provisions of paragraphs (a) and (b) of this Section 11.4 shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

         SECTION 11.5 Notice of Redemption.

         (a) Notice of redemption shall be given not later than the thirtieth
(30th) day, and not earlier than the sixtieth (60th) day, prior to the Redemption Date to each Holder of Securities to be redeemed, in whole or in part.

         (b) With respect to Securities to be redeemed, in whole or in part, each notice of redemption shall state:

                  (i) the Redemption Date;

                  (ii) the Redemption Price or, if the Redemption Price cannot be calculated prior to the time the notice is required to be sent, the estimate of the Redemption Price, as calculated by the Company, together with a statement that it is an estimate and that the actual Redemption Price will be calculated on the fifth Business Day prior to the Redemption Date (and if an estimate is provided, a further notice shall be sent of the actual Redemption Price on the date that such Redemption Price is calculated);

                  (iii) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular Securities to be redeemed;

                  (iv) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof, and that any interest (including any Additional Interest) on such Security or such portion, as the case may be, shall cease to accrue on and after said date; and

                  (v) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

         (c) Notice of redemption of Securities to be redeemed, in whole or in part, at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice, if mailed in the manner provided above, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

         SECTION 11.6 Deposit of Redemption Price.

         Prior to 10:00 a.m., New York City time, on the Redemption Date specified in the notice of redemption given as provided in Section 11.5, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 10.2) an amount of money sufficient to pay the Redemption Price of, and any accrued interest (including any Additional Interest) on, all the Securities (or portions thereof) that are to be redeemed on that date.

         SECTION 11.7 Payment of Securities Called for Redemption.

         (a) If any notice of redemption has been given as provided in Section 11.5, the Securities or portion of Securities with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date. On presentation and surrender of such Securities at a Place of Payment specified in such notice, the Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price, together with accrued interest (including any Additional Interest) to the Redemption Date.

         (b) Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented and having the same Original Issue Date, Stated Maturity and terms.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and any premium on such Security shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

                                    * * * *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                    * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                          ANTHRACITE CAPITAL, INC.


                                          By: /s/ Chris Milner
                                              --------------------------------
                                              Name:  Chris Milner
                                              Title: Chief Executive Officer


                                          WILMINGTON TRUST COMPANY, AS TRUSTEE


                                          By: /s/ W.T. Morris II
                                              --------------------------------
                                             Name:  W.T. Morris II
                                             Title: Assistant Vice President

                                                                     Schedule A

                             DETERMINATION OF LIBOR


         With respect to the Securities, the London interbank offered rate ("LIBOR") shall be determined by the Calculation Agent in accordance with the following provisions (in each case rounded to the nearest .000001%):

(1) On the second LIBOR Business Day (as defined below) prior to an Interest Payment Date (except with respect to the first interest payment period, such date shall be May 29, 2007) (each such day, a "LIBOR Determination Date"), LIBOR for any given security shall for the following interest payment period equal the rate, as obtained by the Calculation Agent from Bloomberg Financial Markets Commodities News, for three-month Eurodollar deposits that appears on Dow Jones Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions), or such other page as may replace such Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

(2) If, on any LIBOR Determination Date, such rate does not appear on Dow Jones Telerate Page 3750 or such other page as may replace such Page 3750, the Calculation Agent shall determine the arithmetic mean of the offered quotations of the Reference Banks (as defined below) to leading banks in the London interbank market for three-month Eurodollar deposits in an amount determined by the Calculation Agent by reference to requests for quotations as of approximately 11:00 a.m. (London time) on the LIBOR Determination Date made by the Calculation Agent to the Reference Banks. If, on any LIBOR Determination Date, at least two of the Reference Banks provide such quotations, LIBOR shall equal such arithmetic mean of such quotations. If, on any LIBOR Determination Date, only one or none of the Reference Banks provide such quotations, LIBOR shall be deemed to be the arithmetic mean of the offered quotations that leading banks in the City of New York selected by the Calculation Agent are quoting on the relevant LIBOR Determination Date for three-month Eurodollar deposits in an amount determined by the Calculation Agent by reference to the principal London offices of leading banks in the London interbank market; provided that, if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR shall be LIBOR as determined on the previous LIBOR Determination Date.

(3) As used herein: "Reference Banks" means four major banks in the London interbank market selected by the Calculation Agent; and "LIBOR Business Day" means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London and (b) is not a Saturday, Sunday or other day on which commercial banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law or executive order to be closed.


                              Schedule A-1

                                                                      Exhibit A

                        Officer's Financial Certificate

         The undersigned, the [Chairman/Vice Chairman/Chief Executive Officer/President/Vice President/Chief Financial Officer/Treasurer/Assistant Treasurer], hereby certifies pursuant to Section 7.3(b) of the Indenture, dated as of May 29, 2007, between Anthracite Capital, Inc. (the "Company") and Wilmington Trust Company, as trustee, that, as of [date], [20__], the Company and its subsidiaries had the following ratio and balance:

As of [Quarterly/Annual Financial Date], 20__


Tangible Net Worth (as defined in the Indenture)                        $_____

Debt-to-Total Capitalization Ratio (as defined in the Indenture)         _____%

[FOR FISCAL YEAR END: Attached hereto are the audited consolidated financial statements (including the balance sheet, income statement and statement of cash flows, and notes thereto, together with the report of the independent accountants thereon) of the Company and its consolidated subsidiaries for the three years ended _______, 20___].]

[FOR FISCAL QUARTER END: Attached hereto are the unaudited consolidated and consolidating financial statements (including the balance sheet and income statement) of the Company and its consolidated subsidiaries for the fiscal quarter ended [date], 20__.]

The financial statements fairly present in all material respects, in accordance with U.S. generally accepted accounting principles ("GAAP"), the financial position of the Company and its consolidated subsidiaries, and the results of operations and changes in financial condition as of the date, and for the [quarter] [annual] period ended [date], [20__], and such financial statements have been prepared in accordance with GAAP consistently applied throughout the period involved (expect as otherwise noted therein).

There has been no monetary default with respect to any indebtedness owed by the Company and/or its subsidiaries (other than those defaults cured within thirty
(30) days of the occurrence of the same) [except as set forth below:].


                                    Ex. A-1

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Financial Certificate as of this _____ day of _____________, 20__.

                                         Anthracite Capital, Inc.


                                         By:_______________________
                                            Name:
                                            Title:





                                    Ex. A-2